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Exhibit 23.4

Consent of Russell Research, Inc.

                We hereby consent to the use of our firm's name, Russell Research, Inc., in the Registration Statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission by At Home Group Inc. (the "Company") in connection with the initial public offering of its common stock, and any amendments thereto, including the prospectus contained therein (the "Registration Statement"), to the inclusion of quotations or summaries of or references in the Registration Statement to information contained in the market analyses or reports prepared for and supplied to the Company by Russell Research, Inc., and to being named as an expert in the Registration Statement (and being included in the caption "Experts" in the Registration Statement). Russell Research, Inc. also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

RUSSELL RESEARCH, INC.

By:	/s/ John De Biasio
Name: John De Biasio Title: Partner

Date: September 3, 2015

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  Exhibit 23.4
Consent of Russell Research, Inc.